Exhibit 32.2

Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Everett R. Bassie, Chief Financial Officer and Director of American International Holdings Corp., a Nevada corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Quarterly Report of Form 10-Q/A for the period ended September 30, 2019.

The undersigned certifies that the above annual report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above annual report fairly presents, in all respects, the financial condition of American International Holdings Corp. and results of its operations.

Date: November 20, 2019

/s/ Everett R. Bassie
Everett R. Bassie
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to American International Holdings Corp., and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.